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                                  EXHIBIT 23.3




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              Consent of Independent Certified Public Accountants

Tengasco, Inc.
Knoxville, Tennessee

     We hereby consent to the use in this Registration Statement of our report dated June 5, 1997, relating to the consolidated financial statements of Tengasco, Inc. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


                                        /s/ BDO Seidman, LLP

                                        BDO SEIDMAN, LLP

Atlanta, Georgia
July 28, 1997